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                                                                       EXHIBIT 8








               [HONIGMAN MILLER SCHWARTZ AND COHN LLP LETTERHEAD]


                                 March 22, 2002


Ramco-Gershenson Properties Trust
27600 Northwestern Highway
Suite 200
Southfield, Michigan 48034


         RE:      CERTAIN FEDERAL INCOME TAX MATTERS

Ladies and Gentlemen:

         We have acted as special counsel to Ramco-Gershenson Properties Trust, a Maryland real estate investment trust (the "Company") formerly known as RGPT Trust, which is the successor in interest to Ramco-Gershenson Properties Trust, a Massachusetts business trust originally known as RPS Realty Trust, in connection with the public offering of the Company's common shares of beneficial interest (the "Offering").

         We have also acted as special counsel to the Company in connection with the preparation of the sections captioned "Risk Factors - Tax Risks" and "Federal Income Tax Considerations" of the Registration Statement on Form S-3 (File No. 333-57871), initially filed by the Company with the Securities and Exchange Commission (the "Commission") on June 26, 1998 under the Securities Act of 1933, as amended (together with all exhibits, supplements and amendments thereto, the "Registration Statement"). We have not, however, regularly advised the Company as to matters of compliance with the legal requirements for qualifying (or continuing, following the Offering, to qualify) as a real estate investment trust ("REIT") for federal income tax purposes.

         In rendering the opinion stated below, we have examined and, with your consent, relied upon the following documents:

                  (i)      RGPT Trust Declaration of Trust dated October 2,
         1997;

                  (ii) RGPT Trust Articles of Amendment and Restatement of Declaration of Trust dated October 2, 1997;

                  (iii)    RGPT Trust Articles Supplementary dated October 2,
         1997;

                  (iv)     The Registration Statement;


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March 22, 2002
Page 2



                  (v) A letter dated March 22, 2002, and signed by Dennis Gershenson as Chief Executive Officer of the Company, on behalf of the Company, a copy of which is attached hereto ("Certificate of Representations"); and

                  (vi) Such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

         In our examination of the foregoing documents, we have assumed, with your consent, that (i) the documents are original documents, or true and accurate copies of original documents, and have not been subsequently amended,
(ii) the signatures on each original document are genuine, (iii) where any such document required execution by a person, the person who executed the document had proper authority and capacity, (iv) all representations and statements set forth in such documents are true and correct, (v) where any such document imposes obligations on a person, such obligations have been or will be performed or satisfied in accordance with their terms and (vi) the Company at all times has been and will be organized and operated in accordance with the terms of such documents. We have not independently investigated or made separate inquiry into any of the representations, facts or assumptions set forth in such documents or any other documents. We have, consequently, assumed and relied on the Company's representations that the information presented in the foregoing documents or otherwise furnished to us completely and accurately describes all material facts relevant to our opinion. Without limiting the foregoing, we have assumed that all statements and descriptions of the Company's past and intended future activities in the Certificate of Representations are true and accurate, and that all representations that speak in the future, or to the intention or expectation, or to the best of the belief and knowledge of any person(s) are and will be true, correct and complete as if made without such qualification. No facts have come to our attention, however, that would cause us to question the accuracy or completeness of such facts, assumptions, or documents in a material way.

         For purposes of rendering the opinion stated below, we have assumed that the Offering contemplated by the foregoing documents has been or will be consummated in accordance with the operative documents, and that such documents accurately reflect the material facts of the Offering. In addition, our opinion is based on the assumptions that (i) the Company has been and will continue to be operated in accordance with the laws of the State of Maryland (and the Company's predecessor had been operated in accordance with the laws of the State of Massachusetts) and (ii) the Company has been and will continue to be operated in the manner described in the relevant organizational documents. In rendering the opinion stated below, we have also considered and relied upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder (the "Regulations"), administrative rulings and the other interpretations of the Code and Regulations by the courts and the IRS, all as they exist as of the date hereof. It should be noted, however, that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances,




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March 22, 2002
Page 3



with retroactive effect. We, therefore, can give no assurance that legislative enactments, administrative changes or court decisions may not be forthcoming that would modify or supercede the opinion stated herein. In addition, there can be no assurance that positions contrary to our opinion will not be taken by the IRS, or that a court considering the issues will not hold contrary to such opinion. Moreover, the opinion set forth below represents our conclusions based upon the documents, facts, assumptions and representations referred to above. Any material amendments to such documents or changes in any significant facts after the date hereof, or inaccuracy of such assumptions or representations could affect the opinion referred to herein.

         We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. Since the commencement of the Company's taxable year which began January 1, 2002, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation has enabled, and its proposed method of operation will enable, the Company to meet the requirements for qualification and taxation as a REIT. As noted in the Registration Statement, the Company's qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year satisfy the requirements for taxation of a REIT under the Code.

         2. The discussion set forth in the Registration Statement under the caption "Federal Income Tax Considerations," although general in nature, is a fair and accurate discussion under current law of the material federal income tax consequences of the acquisition, ownership and disposition of the Company's common shares of beneficial interest, subject to the qualifications set forth in the discussions set forth in the Registration Statement.

         Other than as expressly stated above, we express no opinion as to any other federal income tax issue or matter relating to the Company. We consent to the filing of this opinion as an exhibit to the Registration Statement and to references to Honigman Miller Schwartz and Cohn LLP under the sections captioned "Risk Factors," "Federal Income Tax Considerations" and "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission



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March 22, 2002
Page 4

thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of matters stated, represented, covenanted, or assumed herein or any subsequent changes in applicable law. This opinion is issued to you in connection with the filing of the Registration Statement and may not be used or relied upon by any other person or for any other purpose without our express written consent.


                               Very truly yours,


                               /s/ Honigman Miller Schwartz and Cohn LLP
                               HONIGMAN MILLER SCHWARTZ AND COHN LLP